EXHIBIT 99.1

Talon International, Inc. Reports
Third Quarter and Nine Months 2011 Financial Results

LOS ANGELES, Calif. — November 10, 2011 — Talon International, Inc. (OTCQB:TALN), a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the quarter and nine months ended September 30, 2011.

Highlights
•	Net Income for the nine months of $129,000 – a $1.6 million improvement over the same period in 2010.
•	Total sales for the third quarter of $9.4 million – a slight increase over the same period in 2010.
•	Trim sales for the third quarter of $4.4 million – 16.6% higher than the same period in 2010.

Financial Results

Sales for the quarter ended September 30, 2011 were $9.4 million, reflecting an increase of $127,000 from the third quarter of 2010.  Zipper sales for the third quarter of 2011 were $5.0 million as compared to $5.5 million for the same quarter in 2010, and Trim product sales for the quarter ended September 30, 2011 were $4.4 million, an increase of $620,000 from the same quarter in 2010. Sales for the nine months ended September 30, 2011 were $31.4 million reflecting a decline of 3.4% from the same period in 2010.  Zipper sales for the first nine months of 2011 were $17.8 million, compared to $20.2 million for the same period in 2010.  Trim product sales were $13.6 million for the nine months ended September 30, 2011, reflecting an increase of 10.6% compared to the same period last year.  “Our sales performance for the quarter and year-to-date reflect a mixture of important strategic wins, overshadowed by competitive and economic challenges,” noted Lonnie Schnell, Talon’s CEO.  “During 2011 we have seen solid growth in sales from our Trim Products, and we have added more than a dozen new customers to our approved zipper nominations representing in excess of 10% of our zipper sales year-to-date.  Our year-to-date zipper sales to mass merchandise retailers however have declined by over $3.0 million from the same period in 2010 as a consequence of increased competition from newly approved low-cost Asian manufacturers.”

The gross profit for the quarter ended September 30, 2011 was $2.8 million or 30.1% of sales, as compared to $2.7 million or 29.3% of sales for the same quarter in 2010.  Gross profit for the nine months ended September 30, 2011 was $9.8 million or 31.2% of sales, as compared to $9.5 million or 29.2% of sales for the same period in 2010. The gross profit margin improvements (2.0 percentage-points) for the first nine months of 2011 as compared to the same period in 2010 resulted in increased gross profit in the current year, despite the decline in sales for the nine month period.  The margin improvements were principally attributable to higher margins on new brand sales, a greater mix of higher-margin trim sales, and lower costs for freight, manufacturing and inventory.

Operating expenses for the third quarter of 2011 were $3.0 million as compared to $2.8 million for the same quarter in 2010.  Operating expenses for the first nine months of 2011 were $9.2 million as compared to $8.1 million for the same period in 2010.  The increase in operating spending is mainly associated with the strategic expansion of our sales force in the U.S. and Asia, to significantly expand our presence in select product categories and geographically within Europe and Asia.  Additionally, operating expenses in the first nine months of 2010 benefited by $275,000 from the sale of a note receivable that had previously been written-off as a bad debt. Operating expenses for 2011 also include non-cash compensation costs of approximately $738,000 associated with the recapitalization transaction completed in July 2010.  Sales and marketing expenses for the quarter ended September 30, 2011 were $1.1 million as compared to $0.8 million for the same quarter in 2010.  Sales and marketing expenses for the nine months ended September 30, 2011 were $3.1 million as compared to $2.3 million for the same period in 2010.  General and administrative expenses for the quarter ended September 30, 2011 were $1.8 million as compared to $2.0 million for the same quarter in 2010. General and administrative expenses for the nine months ended September 30, 2011 were $6.1 million as compared to $5.8 million for the same period in 2010.

Interest expense for the quarter ended September 30, 2011 was $25,000 as compared to $161,000 the same quarter in 2010. Interest expense for the nine months ended September 30, 2011 was $67,000 as compared to $1.8 million for the same period in 2010. The interest expense decline in 2011 was directly associated with the full extinguishment of our debt and notes payable to CVC Capital, LLC on July 30, 2010.

The net loss for the quarter ended September 30, 2011 was $126,000 as compared to a net loss of $1.2 million for the same quarter in 2010. The net income for the nine months ended September 30, 2011 was $129,000 as compared to a net loss of $1.4 million for the same period in 2010.

Conference Call

Talon International will hold a conference call on Thursday, November 10, 2011, to discuss its third quarter 2011 financial results. Talon’s CEO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Thursday, November 10, 2011

Time: 4:30 pm Eastern (1:30 pm Pacific)

Domestic callers: 1-877-317-6789

International callers: 1-412-317-6789

A replay of the call will be available later that evening and will be accessible until December 10, 2011. The replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international. Pin number 10006666.

About Talon International, Inc.

Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers.  Talon manufactures and distributes zippers and other fasteners under its Talon® brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon, Tag-It and TekFit, to major apparel brands and manufacturers worldwide including Kohl’s, J.C. Penney, Wal-Mart, Abercrombie and Fitch, V.F. Corporation, Express, Tom Tailor, Polo Ralph Lauren, Eddie Bauer, Fat Face, et al. The company has offices and facilities in the United States, United Kingdom, Hong Kong, China, India and Bangladesh.

Company Contact

Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$9,404,648	$9,277,334	$31,385,122	$32,485,666
Cost of goods sold	6,576,861	6,563,278	21,603,444	22,995,680
Gross profit	2,827,787	2,714,056	9,781,678	9,489,986

Sales and marketing expenses	1,137,597	840,779	3,101,644	2,285,132
General and administrative expenses	1,847,645	1,971,458	6,126,856	5,780,968
Total operating expenses	2,985,242	2,812,237	9,228,500	8,066,100

Income (loss) from operations	(157,455)	(98,181)	553,178	1,423,886

Interest expense, net	25,484	160,765	67,117	1,752,783
Loss on extinguishment of debt	-	570,915	-	570,915
Income (loss) before provision for income taxes	(182,939)	(829,861)	486,061	(899,812)
Provision for (benefits from) income taxes	(56,919)	412,305	356,684	543,321
Net income (loss)	$(126,020)	$(1,242,166)	$129,377	$(1,443,133)

Available to Preferred Shareholders -
Series B Preferred Stock Original Issue Discount	-	(903,172)	-	(903,172)
Series B Preferred Stock Liquidation Preference Increase	(739,549)	(445,511)	(2,076,084)	(445,511)
Loss applicable to Common Shareholders	$(865,569)	$(2,590,849)	$(1,946,707)	$(2,791,816)

Per share amounts:
Net income (loss) per share	$(0.01)	$(0.06)	$0.01	$(0.07)
Available to Preferred Shareholders	(0.03)	(0.07)	(0.11)	(0.07)
Basic and diluted net loss per share applicable to Common Shareholders	$(0.04)	$(0.13)	$(0.10)	$(0.14)

Weighted average number of common shares outstanding - Basic and diluted	20,602,982	20,291,433	20,421,664	20,291,433

TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,448,050	$2,795,284
Accounts receivable, net	3,776,610	3,350,935
Inventories, net	1,161,008	1,271,991
Prepaid expenses and other current assets	419,910	331,924
Total current assets	9,805,578	7,750,134

Property and equipment, net	1,193,111	1,582,327
Intangible assets, net	4,110,751	4,110,751
Other assets	265,756	384,455
Total assets	$15,375,196	$13,827,667

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,160,696	$5,231,036
Accrued expenses	1,520,344	1,865,841
Notes payable to related parties	237,808	275,215
Other notes and current portion of capital lease obligations	72,229	69,608
Total current liabilities	7,991,077	7,441,700

Capital lease obligations, net of current portion	12,302	17,492
Deferred income taxes	717,502	608,554
Other liabilities	691,823	740,877
Total liabilities	9,412,704	8,808,623

Series B Convertible Preferred Stock, $0.001 par value; 407,160 shares authorized, issued and outstanding	19,896,548	17,820,464

Stockholders’ Equity (Deficit):
Series A Preferred Stock, $0.001 par value; 250,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $0.01 par value, 100,000,000 shares authorized; 21,000,808 and 20,291,433 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	21,001	20,291
Additional paid-in capital	57,790,994	56,975,314
Accumulated deficit	(71,774,487)	(69,827,780)
Accumulated other comprehensive income	28,436	30,755
Total stockholders’ equity (deficit)	(13,934,056)	(12,801,420)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$15,375,196	$13,827,667

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